Exhibit 99.1

ClearSign Technologies Corporation Provides Second Quarter 2025 Update

TULSA, Okla., August 14, 2025 – ClearSign Technologies Corporation (Nasdaq: CLIR) (“ClearSign” or the “Company”), a leader in advanced combustion and sensing technologies that help industrial operators dramatically reduce emissions, increase efficiency and safety, and support the use of cleaner fuels including hydrogen, today provides an update on operations for the quarter ended June 30, 2025.

“In addition to maintaining steady sales and quoting activity, we believe that we made significant progress on both of our major multi-heater process burner projects and have taken important steps toward launching new, diversified product offerings,” said Jim Deller, Ph.D., Chief Executive Officer of ClearSign. “We believe that our recent product advancements strategically position us to serve a broader segment of the market and lay a strong foundation for future growth. We also look forward to upcoming installations and demonstrations across our product lines, which we expect will further highlight the strength of our technology and support continued sales growth.”

Strategic and Operational Highlights

Recent strategic and operational highlights including, and subsequent to, the second quarter of 2025:

Received Engineering Order for the Engineering and Computer Modeling of an Enhanced Process Burner Technology from a California Refinery: The Company recently announced that it received a purchase order for the engineering and computational modeling of an enhancement to the ClearSign process burner technology for anticipated implementation into a process heater in a California refinery.

Implementing M-Series Technology for Next Generation of Boiler Burners with Boiler Burner Order from California Boiler: The Company received a purchase order for a 500HP boiler burner from Rogue Combustion, a subsidiary of California Boiler. The order is for a 500HP Fire Tube burner to be installed in a rental boiler in the second half of this year will have the M-Series technology integrated into the design.

Received Engineering Order for a Low Emissions Flare Burner for Energy Company in California: The Company announced that it had received an engineering order for an additional retrofit burner for a flare from an energy company for use in California. This is the second burner sold to this customer during this year, and the third overall. The Company is seeing an increased interest in this product line.

Launched New ClearSign Core™ M-Series Process Burner Technology and Announced installation into Texas and Sale into Colorado: The Company debuted a new burner technology with the installation into a U.S. Gulf Coast facility of a global chemical company. The sale came through Tulsa Midstream Heater who included the ClearSign burner into their heater product. The testing of the M-Series process burner subsequent to its installation showed selective catalytic reduction (“SCR”) level nitrogen oxide (“NOx”) emissions in addition to improved heat transfer efficiency within the heater.

Weeks later, the Company announced that it received a purchase order for another M-Series process burner, the ClearSign Core™ M1, from heater manufacturer, Devco Process Heaters of Tulsa, Oklahoma, to be installed in a gas processing facility in Colorado.

In March Announced Launch of Co-Branded ClearSign Core Process Burner Product Line with Zeeco, Inc. (“Zeeco”): The Company expanded its collaborative working relationship with Zeeco, a world leader in advanced combustion solutions, to launch co-branded process burner lines named Zeeco CS5 and Zeeco Hydrogen CS5 Burners. This new line of burners, which features ClearSign Core technology, can fire 100% natural gas and 100% hydrogen while maintaining sub 5 ppm NOx to comply with strict emission regulations. Both companies are collaborating on global sales and marketing of these new burner lines.

Financial Information

Cash and cash equivalents were approximately $12.3 million as of June 30, 2025.

There were 52,426,282 shares of the Company’s common stock issued and outstanding as of June 30, 2025.

Conference Call

The Company will be hosting a call at 5:00 PM ET today. Investors interested in participating on the live call can dial 1-888-506-0062 within the U.S. or 1-973-528-0011 from abroad, both using Participant Access Code: 560097. Investors can also access the call online through a listen-only webcast at  https://www.webcaster4.com/Webcast/Page/3133/52783 or on the investor relations section of the Company's website at http://ir.clearsign.com/overview.

The Company will host a Q&A session during the call and investors wishing to submit a question ahead of time can do so by emailing questions to mselinger@firmirgroup.com.

The webcast will be archived on the Company’s investor relations website for at least 90 days and a telephonic playback of the conference call will be available by calling 877-481-4010within the U.S. or 919-882-2331from abroad using Replay Passcode #52783. The telephonic playback will be available for 7 days after the conference call.

About ClearSign Technologies Corporation

ClearSign Technologies Corporation designs and develops products and technologies for the purpose of decarbonization and improving key performance characteristics of industrial and commercial systems, including operational performance, energy efficiency, emission reduction, safety, the use of hydrogen as a fuel and overall cost-effectiveness. Our patented technologies, embedded in established OEM products as ClearSign Core™ and ClearSign Eye™ and other sensing configurations, enhance the performance of combustion systems and fuel safety systems in a broad range of markets, including the energy (upstream oil production and down-stream refining), commercial/industrial boiler, chemical, petrochemical, transport and power industries. For more information, please visit www.clearsign.com.

Cautionary Note on Forward-Looking Statements

All statements in this press release that are not based on historical fact are “forward-looking statements.” You can find many (but not all) of these statements by looking for words such as “approximates,” “believes,” “hopes,” “expects,” “anticipates,” “estimates,” “projects,” “intends,” “plans,” “would,” “should,” “could,” “may,” “will” or other similar expressions. While management has based any forward-looking statements included in this press release on its current expectations on the Company’s strategy, plans, intentions, performance, or future occurrences or results, the information on which such expectations were based may change. These forward-looking statements rely on a number of assumptions concerning future events and are subject to a number of risks, uncertainties and other factors, many of which are outside of the Company’s control, that could cause actual results to materially differ from such statements. Such risks, uncertainties and other factors include, but are not limited to, the Company’s ability to successfully deliver, install, and meet the performance obligations of the Company’s burners, sensors, flares and any other products it may offer from time to time in the markets it operate in, and any other markets the Company may sell products in; the performance of the Company’s products, including its ultra-low NOx burner and the related fuel and electricity savings; the Company’s ability to timely fabricate and ship its burners, sensors, flares and any other products it may offer from time to time; the Company’s ability to further expand the sale of ultra-low NOx process and boiler burners; the Company’s ability to expand its sales of flaring solutions; the Company’s and Zeeco’s ability to successfully market the co-branded process burner line with Zeeco; the Company’s ability to diversify its product offerings through different applications of its technologies and core competencies; the Company’s ability to successfully perform engineering and computer modeling orders; the Company’s ability to generate sales and purchase orders from its engineering and computer modeling orders; the Company’s ability to successfully develop the 100% hydrogen burner; general business and economic conditions; the performance of management and the Company’s employees; the Company’s ability to obtain financing, when needed; the Company’s ability to compete with competitors; whether the Company’s technology will be accepted and adopted and other factors identified in the Company’s Annual Report on Form 10-K filed with the U.S. Securities and Exchange Commission and available at www.sec.gov and other factors that are detailed in the Company’s periodic and current reports available for review at www.sec.gov. Furthermore, the Company operates in a competitive environment where new and unanticipated risks may arise. Accordingly, investors should not place any reliance on forward-looking statements as a prediction of actual results. The Company disclaims any intention to, and, except as may be required by law, undertakes no obligation to, update or revise forward-looking statements to reflect events or circumstances that subsequently occur or of which the Company hereafter become aware.

For further information:

Investor Relations:

Matthew Selinger

Firm IR Group for ClearSign

+1 415-572-8152

mselinger@firmirgroup.com